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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the following Registration Statements of Harsco Corporation of our reports dated January 31, 2002 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K:

- Post Effective Amendment No. 6 to Form S-8 Registration Statement (Registration No. 2-57876), effective May 21, 1982.

- Post Effective Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-5300), dated March 26, 1987.

-     Form S-8 Registration Statement (Registration No. 33-14064), dated May 6,
      1987.

- Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-24854), dated October 31, 1988.

- Form S-3 Registration Statement (Registration No. 33-56885), dated December 15, 1994.

- Form S-8 Registration Statement (Registration No. 333-13175), dated October 1, 1996.

- Form S-8 Registration Statement (Registration No. 333-13173), dated October 1, 1996.

- Form S-8 Registration Statement (Registration No. 333-59832), dated April 30, 2001.

- Form S-8 Registration Statement (Registration No. 333-70710) dated October 2, 2001.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 21, 2002